Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
January 31, 2007
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $213 million
Debtors’ Attorneys:
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: February 28, 2007	/s/ ROBERT J. DELLINGER
Robert J. Dellinger
Executive Vice President and Chief Financial Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number
Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
January 31, 2007
(in millions)
Net sales:
General Motors and affiliates	$707
Other customers	491
Intercompany non-Debtor affiliates	77

Total net sales	1,275

Operating expenses:
Cost of sales, excluding items listed below	1,355
Selling, general and administrative	82
Depreciation and amortization	51

Total operating expenses	1,488

Operating loss	(213)
Interest expense (contractual interest expense was $40 million)	(29)
Other income (expense), net	(1)

Loss before reorganization items, income tax expense, and equity income	(243)
Reorganization items, net	(9)
Income tax expense	—
Equity income from non-consolidated affiliates, net of tax	5
Equity income from non-Debtor affiliates, net of tax	61

Net loss	$(186)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

January 31, 2007
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$193
Restricted cash	107
Accounts receivable, net:
General Motors and affiliates	1,296
Other third parties	1,210
Non-Debtor affiliates	333
Notes receivable from non-Debtor affiliates	345
Inventories, net:
Productive material, work-in-process and supplies	922
Finished goods	287
Prepaid expenses and other	237

Total current assets	4,930

Long-term assets:
Property, net	2,204
Investments in affiliates	366
Investments in non-Debtor affiliates	3,303
Goodwill	152
Other intangible assets, net	35
Other	346

Total assets	$11,336

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Debtor-in-possession financing	$2,742
Accounts payable	1,212
Accounts payable to non-Debtor affiliates	486
Accrued liabilities	972

Total current liabilities not subject to compromise	5,412

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	733

Liabilities subject to compromise	17,519

Total liabilities	23,664

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,771
Accumulated deficit	(12,079)
Accumulated other comprehensive loss	(2,974)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(12,328)

Total liabilities and stockholders’ deficit	$11,336

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
January 31, 2007
(in millions)
Cash flows from operating activities:
Net loss	$(186)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51
Pension and other postretirement benefit expenses	97
Equity income from unconsolidated affiliates, net of tax	(5)
Equity income from non-Debtor affiliates, net of tax	(61)
Reorganization items	9
Changes in operating assets and liabilities:
Accounts receivable, net	12
Inventories, net	(8)
Prepaid expenses and other	(4)
Accounts payable, accrued and other long-term liabilities	135
U.S. employee special attrition program, net of reimbursement by GM	(114)
Pension contributions	(50)
Other postretirement benefit payments	(26)
Receipts (payments) for reorganization items, net	1
Other	(18)

Net cash used in operating activities	(167)

Cash flows from investing activities:
Capital expenditures	(12)
Proceeds from sale of property	1
Other	4

Net cash used in investing activities	(7)

Cash flows from financing activities:
Proceeds from debtor-in-possession facility, net	2,739
Repayments of debt securities	(2,746)
Repayments of borrowings under other debt	(2)

Net cash used in financing activities	(9)

Decrease in cash and cash equivalents	(183)
Cash and cash equivalents at beginning of period	376

Cash and cash equivalents at end of period	$193

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the Chapter 11 Filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “Equity Purchase and Commitment Agreement”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the Equity Purchase and Commitment Agreement, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The Equity Purchase and Commitment Agreement is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and GM), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also, on December 18, 2006, the Company entered into a plan framework support agreement (the “Plan Framework Support Agreement”) with the Plan Investors and GM. The Plan Framework Support Agreement outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The Plan Framework Support Agreement as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the Equity Purchase and Commitment Agreement and the Plan Framework Support Agreement. On January 12, 2007, the Court entered an order authorizing the Company to execute, deliver, and implement the agreements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated affiliates in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor affiliates, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor affiliates” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. The financial statements include the impact of certain adjustments that were identified as a result of the completion of the Company’s consolidated financial statements for the year ended December 31, 2006. These adjustments impacted the January 1, 2007 beginning retained earnings balance and included approximately $150 million of asset impairment charges. As of January 31, 2007, certain prepaid expenses and pre- and postpetition accounts payable are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2006 Annual Report on Form 10-K that was filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor affiliates have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, investments, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated affiliates (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash – Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement dated November 21, 2005 (the “Amended DIP Credit Facility”) and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinancing DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinancing DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”).
     The Refinancing DIP Credit Facility carries an interest rate at the option of Delphi of either the Administrative Agent’s Alternate Base Rate plus (i), with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25%, and (iii) with respect to Tranche C borrowings, 1.75%, or LIBOR plus (x), with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25%, and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Refinancing DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinancing DIP Credit Facility. The Refinancing DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the U.S. Bankruptcy Court. Borrowings under the Refinancing DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinancing DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinancing DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinancing DIP Credit Facility. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinancing DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinancing DIP Credit Facility) is equal or greater than $500 million,
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinancing DIP Credit Facility.
     The Refinancing DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinancing DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three-month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three-month period. As of January 31, 2007, there were no amounts outstanding under the Revolving Facility, but the Company had approximately $91 million in letters of credit outstanding under the Revolving Facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

Month Ended
January 31, 2007
(in millions)
Professional fees directly related to reorganization	$(14)
Interest income	5

Total Reorganization Items	$(9)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees also include approximately $1 million of fees for certain legal advisors to GM. Professional Fees for the month ended January 31, 2007 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject To Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date was the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     The Debtors have received approximately 16,500 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, and additional unliquidated amounts. Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, the Debtors believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Court. As of February 5, 2007, the Debtors have objected to approximately 10,700 proofs of claim which asserted approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 7,400 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $8 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

January 31, 2007
(in millions)
Pension obligations	$4,248
Postretirement obligations other than pensions, including amounts payable to GM	9,144
Debt and notes payable	2,444
Accounts payable	833
Other	850

Total Liabilities Subject to Compromise	$17,519

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED JANUARY 31, 2007

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$483,931,678	$159,148,310	$49,229,443

Note:	As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED JANUARY 31, 2007

Payee	Payroll Taxes Paid
Internal Revenue Service	$175,740,530
State of Ohio	9,381,521
City of Kettering, OH	327,227
City of Dayton, OH	264,642
City of Warren, OH	136,867
City of Moraine, OH	129,925
City of Niles, OH	83,768
City of Vandalia, OH	61,585
Ohio School District	38,249
City of Columbus, OH	24,692
City of Norwalk, OH	12,061
City of Elyria, OH	9,720
City of Bellevue, OH	8,535
City of Port Clinton, OH	7,904
City of Hubbard, OH	7,264
City of Trotwood, OH	5,568
City of Newton Falls, OH	4,612
City of Lordstown, OH	3,726
City of Huron, OH	3,529
City of Dublin, OH	2,149
City of Lorain, OH	1,266
City of Springfield, OH	1,148
City of Hamilton, OH	1,125
City of Xenia, OH	784
City of Canton, OH	719
City of Campbell, OH	648
City of Toledo, OH	611
City of Troy, OH	402
City of Cincinnati, OH	371
City of Parma, OH	316
City of W Carrollton, OH	303
City of Akron, OH	246
City of Ontario, OH	223
City of Fairborn, OH	214
City of Reading. OH	100
City of Mansfield, OH	57
State of Michigan	5,157,782
City of Saginaw, MI	90,654
City of Flint, MI	85,312
City of Grand Rapids, MI	7,073
City of Detroit, MI	3,495
City of Walker, MI	1,806
City of Pontiac, MI	803
City of Lansing, MI	191
State of New York	2,770,741
State of Indiana	1,863,578
State of Wisconsin	882,033
State of Mississippi	840,926
State of Alabama	783,199
City of Gadsden, AL	18,031
State of Georgia	184,366
State of California	139,738
State of Oklahoma	105,147
State of Illinois	67,895
State of Texas	40,353
State of Pennsylvania	38,521
City of Philadelphia, PA	142
City of Towamencin, PA	36
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED JANUARY 31, 2007

Payee	Payroll Taxes Paid
State of Colorado	$30,772
City of Denver, CO	2,549
State of Iowa	29,550
State of South Carolina	27,611
State of Kansas	9,526
State of Oregon	6,689
State of New Jersey	4,255
State of Missouri	4,230
City of Kansas City, MO	971
State of Kentucky	3,015
City of Bowling Green, KY	410
State of Virginia	2,461
State of North Carolina	2,398
State of Arkansas	1,317
State of Utah	1,155
State of Connecticut	1,130
State of Arizona	1,015
State of Maryland	885
State of Louisiana	848
State of Massachusetts	660
State of Minnesota	578
State of West Virginia	374
State of Delaware	259
State of Florida	5
Inland Revenue Service (UK)	681,504

Total	$200,158,596

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED JANUARY 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
Hinds County, Mississippi	Personal Property	$716,110	$716,110
Burkburnett Independent School District, Texas	Personal Property	389,398	389,398
Cameron County, Texas	Personal Property	303,545	303,545
El Paso, Texas	Personal Property	212,591	212,591
Wichita County, Texas	Personal Property	115,959	115,959
Fort Bend County, Texas	Personal Property	98,810	98,810
City of Oak Creek, Wisconsin	Personal Property	79,605	79,605
Lexington County, South Carolina	Personal Property	50,272	50,272
Madison County, Mississippi	Personal Property	41,102	41,102
Marion County, South Carolina	Personal Property	31,953	31,953
United Independent School District, Texas	Personal Property	31,127	31,127
City of Hazlehurst, Mississippi	Personal Property	30,426	30,426
San Benito, Texas	Personal Property	26,510	26,510
Copiah County, Mississippi	Personal Property	22,010	22,010
Bexar County, Texas	Personal Property	21,067	21,067
Lincoln County, Mississippi	Personal Property	20,611	20,611
Jones County, Mississippi	Personal Property	19,172	19,172
Angelina County, Texas	Personal Property	12,548	12,548
Dallas County, Texas	Personal Property	9,360	9,360
Spartanburg County, South Carolina	Personal Property	7,544	7,544
Carrollton-Farmers Branch, Independent School District, Texas	Personal Property	7,522	7,522
Rankin County, Mississippi	Personal Property	7,381	7,381
Hidalgo County, Texas	Personal Property	7,216	7,216
Newton County, Mississippi	Personal Property	7,071	7,071
York County, South Carolina	Personal Property	6,334	6,334
Lowndes County, Mississippi	Personal Property	5,366	5,366
Lubbock, Texas	Personal Property	5,348	5,348
Harris County, Texas	Personal Property	5,093	5,093
Brownsville, Texas	Personal Property	4,532	4,532
Anderson County, South Carolina	Personal Property	3,229	3,229
Decatur, Mississippi	Personal Property	2,458	2,458
Parker County, Texas	Personal Property	2,080	2,080
City of Pharr, Texas	Personal Property	1,923	1,923
Greenwood County, South Carolina	Personal Property	1,887	1,887
City of Torrington, Connecticut	Personal Property	1,817	1,817
City of Bristol , Connecticut	Personal Property	1,700	1,700
City of Waterbury, Connecticut	Personal Property	1,220	1,220
Hays County, Texas	Personal Property	1,197	1,197
Chesterfield County , South Carolina	Personal Property	1,179	1,179
Baldwin County, Alabama	Personal Property	807	807
Yazoo County, Mississippi	Personal Property	531	531
Tarrant County, Texas	Personal Property	476	476
Collin County, Texas	Personal Property	425	425
Webb County, Texas	Personal Property	418	418
City of Laredo, Texas	Personal Property	409	409
Pickens County, Georgia	Personal Property	309	309
Cypress Fairbanks Independent School District, Texas	Personal Property	295	295
Montgomery County, Texas	Personal Property	243	243
Los Fresnos Consolidated Independent School District, Texas	Personal Property	213	213
Harlingen, Texas	Personal Property	189	189
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED JANUARY 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
Oconee County, South Carolina	Personal Property	$151	$151
Laurens County, South Carolina	Personal Property	114	114
Burlington, Massachusetts	Personal Property	113	113
City of McAllen, Texas	Personal Property	92	92
Nacogdoches, Texas	Personal Property	88	88
Nueces County, Texas	Personal Property	83	83
Clark County , Ohio	Personal Property	72	72
City of Jasper , Georgia	Personal Property	67	67
Valwood. Texas	Personal Property	64	64
Aiken County, South Carolina	Personal Property	54	54
Denton County	Personal Property	46	46
Montague County, Texas	Personal Property	20	20
Greenville County, South Carolina	Personal Property	14	14
City of Lockport, New York	Real Property	361,152	361,152
Hinds County, Mississippi	Real Property	355,318	355,318
Franklin County, Ohio	Real Property	176,396	176,396
Burkburnett Independent School District, Texas	Real Property	155,260	155,260
City of Oak Creek, Wisconsin	Real Property	129,527	129,527
Lincoln County, Mississippi	Real Property	98,047	98,047
Lockport, New York	Real Property	92,680	92,680
Wichita County, Texas	Real Property	46,235	46,235
State of Ohio	Use	379,034	379,034
State of Michigan	Use	331,561	331,561
State of Indiana	Use	204,545	204,545
State of New York	Use	119,323	119,323
State of Mississippi	Use	41,570	41,570
Limestone County, Alabama (Payee ALATAX - Tax Trust Account)	Use	34,114	34,114
State of Texas	Use	19,223	19,223
State of Wisconsin	Use	12,304	12,304
State of Georgia	Use	5,944	5,944
Gadsden City, Alabama (Payee ALATAX - Tax Trust Account)	Use	4,366	4,366
Tuscaloosa, Alabama	Use	2,536	2,536
Etowah County, Alabama ( Payee LGREC Inc., AL)	Use	981	981
City of Coaling, Connecticut (Payee ALATAX — Tax Trust Account)	Use	581	581
State of Illinois	Use	577	577
Colorado Dept of Revenue	Use	345	345
State of Ohio	Kilowatt Hour	65,224	65,224
State of Alabama	Consumer Use	36,447	36,447
Department of the Treasury	Federal Income	14,950	14,950
State of Alabama	Seller's Use	12,666	12,666
Ohio Treasurer of State	Income	6,150	6,150
State of California Board of Equalization	Sales & Use	560	560
South Carolina Department of Revenue	Sales & Use Withholding (non-payroll)	39	83
Department of the Treasury	Business & Occupation	558	558
State of Washington		243	243
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED JANUARY 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Colorado Dept of Revenue	Utility	$206	$206
Colorado Dept of Revenue	Sales	81	81

Total		$5,028,309	$5,028,353

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor affiliates. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor affiliates. The foreign withholding taxes are required to be withheld by the foreign non-Debtor affiliates and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor facilitates when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED JANUARY 31, 2007

Debtor Name	Case Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	2,779,786
Delphi Medical Systems Texas Corporation	05-44511	2,012,691
Delphi Medical Systems Corporation	05-44529	963,217
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	511,407
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	985,595
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	17,203,172
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	8,007,123
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	73,556
Delphi International Services, Inc.	05-44583	8,762,327
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	1,917
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	7,657,175
Delphi Diesel Systems Corporation	05-44612	35,422,545
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	131,612
Delphi Integrated Service Solutions, Inc.	05-44623	170,720
Delphi Connection Systems	05-44624	5,451,098
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	136,146,728
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	136,564,670
Delphi Automotive Systems LLC	05-44640	1,434,651,212
Delphi Furukawa Wiring Systems LLC	05-47452	1,704,168
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	47,173

(4)	Operating expenses for the month ended January 31, 2007 were used as a proxy for disbursements.